Exhibit 4.2

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”). NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

STOCK PURCHASE WARRANT

To Purchase _________ Shares of Series A Preferred Convertible Stock of

METRO ONE TELECOMMUNICATIONS, INC.

THIS STOCK PURCHASE WARRANT CERTIFIES that, for value received, ____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after approval of the issuance of this Warrant by shareholders of the Company (the “Initial Exercise Date”) and on or prior to the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Metro One Telecommunications, Inc., a corporation incorporated in the State of Oregon (the “Company”), up to ____________ shares (the “Warrant Shares”) of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”). The purchase price of one share of Preferred Stock or fraction of a share (the “Exercise Price”) under this Warrant shall be $10,000.00 per share, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1.            Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2.	Exercise of Warrant.

(a)         Except as provided elsewhere herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and until 5:00 P.M. (Beaverton, Oregon time) on the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the

Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares (or fraction thereof) thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive the number of Warrant Shares so purchased. As soon as practicable after the exercise of this Warrant and in any event within five business days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct to a broker or other persons, a certificate or certificates for the number of shares of Preferred Stock to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder.

If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares or electronic transmittal of such Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

3.            Fractional Shares or Scrip. Fractional shares of Preferred Stock or scrip representing fractional shares of Preferred Stock may be issued upon the exercise of this Warrant. No fractional shares of Common Stock of the Company (the “Common Stock”) or scrip representing fractional shares of Common Stock shall be issued upon exercise of this Warrant. As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

4.            Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

5.            Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6.	Transfer, Division and Combination.

(a)          Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company of the name and address of such transferee. Within a reasonable time after the Company’s receipt of such written notice, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants. Subject to the foregoing, this Warrant will bind and inure to the parties and their respective successors and permitted assigns.

(b)          This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7(b).

7.            No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8.            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9.            Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.	Adjustments

(a)            If all of the Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Exercise Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

(b)         If outstanding shares of the Preferred Stock shall be subdivided into a greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(c)          In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any merger, sale of assets transaction or similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or sale of assets transaction shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 10.

(d)         In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion.

11.         Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

12.	Notice of Corporate Action. If at any time:

(a)          the Company shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a special dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

(b)          there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation;

(c)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(d)          there shall be any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company,

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution, redemption or mandatory conversion or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Preferred Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Preferred Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14(c).

13.         Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may then be traded.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

14.	Miscellaneous.

(a)          Jurisdiction. This Warrant shall constitute a contract under the laws of the State of Oregon, without regard to its conflict of law principles or rules.

(b)          Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(c)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered by first class mail to Holder at the last address of Holder appearing on the books of the Company.

(d)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Preferred Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holders of Warrants representing two-thirds of the Warrant Shares issuable under Warrants then outstanding as of the date such consent is sought; provided, however, that no amendment may increase the Exercise Price, decrease the number of shares or class of shares obtainable upon exercise of this Warrant or decrease the time period in which this Warrant can be exercised without the written consent of each Holder.

(f)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(g)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: __________ __, 2007

METRO ONE TELECOMMUNICATION, INC.

By:

Name:

Title:

NOTICE OF EXERCISE

To:	Metro One Telecommunications, Inc.

(1)

The undersigned hereby elects to purchase ________ Warrant Shares of Metro One Telecommunications, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

☐ wire transfer; or

☐ cashier’s check.

(3)                        Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[NAME OF PURCHASER]

By:

Name:

Title:

Dated: